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                                                                    EXHIBIT 99.5


                          IMPERIAL HOLLY CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

       Solicited by the Board of Directors of Imperial Holly Corporation

        The undersigned hereby appoints James C. Kempner and William F. Schwer and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Imperial Holly Corporation ("Imperial Holly") that the undersigned is entitled to vote at the Special Meeting of Stockholders thereof to be held on December 19, 1997, or at any adjournment or postponement thereof, as follows:

        Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.


        PROPOSAL 1:     APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK, NO PAR
                        VALUE, OF IMPERIAL HOLLY TO STOCKHOLDERS OF SAVANNAH
                        FOODS & INDUSTRIES, INC. ("SAVANNAH FOODS") IN THE
                        MERGER OF IHK MERGER SUB CORPORATION ("IHK SUB") WITH
                        AND INTO SAVANNAH FOODS PURSUANT TO THE AGREEMENT AND
                        PLAN OF MERGER, DATED SEPTEMBER 12, 1997, AMONG IMPERIAL
                        HOLLY, IHK SUB AND SAVANNAH FOODS.

                         [ ]  FOR        [ ]  AGAINST     [ ]  ABSTAIN



           Please check the following box if you plan to attend the
               Annual Meeting of Stockholders in person.    [ ]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.


                                       Dated: ____________________________, 1997




                                        -------------------------------------
                                                      Signature
                                       Please sign exactly as name appears on
                                       this card. Joint owners should each sign.
                                       Executors, administrators, trustees,
                                       etc., should give their full titles.


 PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.